Exhibit 8.2

[Latham & Watkins AARPI Letterhead]

February 19, 2019

Total Capital International

2 Place Jean Millier

La Défense 6,

92400 Courbevoie

France

Re:      Total Capital International $ 1,250,000,000 3.455% Guaranteed Notes due 2029

Ladies and Gentlemen:

We have acted as special French tax counsel to Total Capital International, a société anonyme organized under the laws of the Republic of France (the "Company"), in connection with the issuance of $ 1,250,000,000 aggregate principal amount of 3.455% Guaranteed Notes due 2029 (the "Notes") by the Company (the "Offering") pursuant to a Registration Statement on Form F-3 ASR under the Securities Act of 1933 (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on April 17, 2018 (Registration No. 333-224307 and 333-224307-01) (as so filed, the "Registration Statement"), a base prospectus dated April 17, 2018, included in the Registration Statement at the time it originally became effective (the "Base Prospectus"), a preliminary prospectus supplement, dated February 11, 2019 filed with the Commission pursuant to Rule 424(b)(5) under the Act (the "Preliminary Prospectus Supplement" and, together with the Base Prospectus, the "Preliminary Prospectus"), a final prospectus supplement dated February 11, 2019 filed with the Commission pursuant to Rule 424(b)(5) under the Act on February 13, 2019 (the "Final Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus").

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. In addition, in our capacity as special French tax counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the truth and accuracy of all information provided to us, without regard to any qualifications as to knowledge or belief.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, we hereby adopt and confirm the statements in the Base Prospectus under the caption "Tax Considerations," as modified by the statements in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption "Tax Considerations," as our opinion as to the material French tax consequences of the Offering, insofar as such statements pertain to the acquisition, ownership and disposition of the Notes and purport to constitute summaries of French tax law and regulations or legal conclusions with respect thereto.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the effect on the subject transaction only of the tax laws of the Republic of France, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other laws or any other jurisdiction.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the French tax code (Code général des impôts), administrative guidelines published by the French tax authorities, including statements of practice (instructions) and rulings (rescrits), judicial decisions, and such other authorities as we have considered relevant over such matters. Our opinion is not binding upon the French tax authorities or the courts, and there can be no assurance that the French tax authorities will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus or any other documents upon which we have relied as described above may affect the conclusions stated herein.

This opinion is furnished only to you, and is for your use in connection with the transactions referenced in the first paragraph hereof. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose without our prior written consent, which may be granted or withheld in our sole discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 6-K and to the incorporation by reference of this opinion to the Final Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Xavier Renard

/s/ Olivia Rauch-Ravisé

Latham & Watkins AARPI